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                                                                   Exhibit 10.47
Micropolis Corporation
21211 Nordhoff Street
Chatsworth, California 91311
(818) 709-3300 Telex 651486

                            AGREEMENT FOR SERVICES

     This Agreement is made and entered into by and between Micropolis Corporation (Micropolis), a California corporation, with executive offices at 21211 Nordhoff Street, Chatsworth, California 91311 and J. LARRY SMART
                                                        ------------------------
(Contractor) of 21245 COMER DRIVE, SARATOGA, CA 95070 (address).
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     1. Micropolis requires and Contractor agrees to render certain services more particularly described in attachments hereto and incorporated herein by reference, as well as such other services to which the parties may agree, as designated in additional exhibits or by reference to this Agreement in purchase orders or other documents utilized by the parties.

     2. All terms and provisions of the Agreement of Confidentiality dated MAY 31, 1995, between the parties, attached hereto are incorporated herein by
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reference and are made a part of the Agreement.

     3. All service rendered by Contractor pursuant to this Agreement, any extension or modification thereof, shall be as an Independent Contractor and not as an employee of Micropolis. Contractor shall provide Micropolis with a correct social security number and address to enable proper filing by Micropolis of U.S. Form 1099 and California Form 599, and agrees to properly report fees received from Micropolis to all appropriate taxing authorities and to hold Micropolis harmless from any and all liability for Contractor's failure to do so.

     4. Contractor is engaged on a project basis and shall be paid pursuant to terms agreed upon and reflected in the purchase order for such services. The Contractor's engagement may be terminated by either party at any time. In such event, fees payable to the contractor shall be pro-rated and measured by the portion of the project completed, or pursuant to terms set forth in the purchase order, whichever method is more specific.

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    5.  All inventions, processes, techniques, designs, computer programs, improvements, discoveries, or innovations (referred to collectively as "inventions") developed by the Contractor alone, or in conjunction with others and whether developed during or after the termination of the Contractor's engagement with Micropolis, (1) which are reasonably within the scope of any project for which he was engaged by Micropolis or (2) which are derived directly or indirectly from information obtained or developed during the engagement or
(3) which result from the use of Micropolis facilities, personnel or materials shall be the exclusive property of Micropolis, and shall be held and maintained by the Contractor in the same manner as all "Confidential and Proprietary" Information in accordance with the requirements of the Agreement of Confidentially.

    6. All inventions described in Paragraph 5 above shall be disclosed to Micropolis forthwith, and Contractor shall execute such documents and provide such assistance as Micropolis may reasonably request to cause the assignment of such invention to Micropolis, and if Micropolis elects, at its expense, to apply for letters patent, and/or copyright registrations, and protect same against infringement.

    7. Contractor shall, upon completion of a project or termination of business relations with Micropolis, return all Micropolis property including notebooks, sketches, drawings, reports, written information or data, models, prototypes, breadboards and all copies thereof, which relate directly or indirectly to the projects on which engaged, including documents and writings developed by the Contractor while working on the project. It is the intent of the parties that the Contractor provide Micropolis with all records and materials created at Micropolis' expense, and not retain any such items for
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future reference, or any other purpose.

    8. Contractor may, but is not required to use Micropolis' facilities when rendering services on a project. Contractor shall determine the means and manner in which the project shall be accomplished, but shall use best efforts to meet target dates agreed upon at the commencement of the engagement.

    9. Contractor represents and warrants that in the performance of services for Micropolis will not be engaged in violation or conflict with any valid agreement, law or regulation.

   10. Contractor asserts that he is not now engaged and will not, during the term of this Agreement, engage in consulting or in any other activity concerning or respecting any aspect of work to be performed under this Agreement with any entity who is a competitor of Micropolis or is affiliated with a competitor of Micropolis.

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     11. This Agreement, exhibits and such other documents that may be incorporated by reference herein, constitute the complete and entire agreement between the parties and supersede any verbal or written terms or understandings not expressly set forth herein. Any conflict between a provision of this Agreement and other documents shall be resolved in favor of this Agreement.

     12. Should any provision of this Agreement be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     13. This Agreement may be amended only by written instrument signed by the
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contractor and an officer of Micropolis.

     14. This Agreement is for personal services and is not assignable by the Contractor.

     15. Failure by Micropolis to exercise any right or to require compliance with any obligation hereunder shall not constitute a waiver by Micropolis to thereafter exercise such right or enforce such obligation.

     16. All obligations of the Contractor hereunder shall survive the termination of this Agreement and the termination or completion of a given project.

     17. This Agreement shall be governed by California law, and shall be construed in accordance with the general meaning of the words used and not in favor of or against either party.

     18. IN WITNESS WHEREOF, the parties have set forth their signatures.

MICROPOLIS CORPORATION

BY: STUART MABON                  BY: NANCY TULLOS
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    (print name)                      (print name)

/s/ STUART MABON                  /s/ NANCY TULLOS         6-26-95
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    (signature)         date          (signature)             date

    PRESIDENT                         DIRECTOR, HUMAN RESOURCES
    ------------------------          ----------------------------
    (title)                           (title)

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NOTE:  The foregoing agreement does not have any attachments or exhibits. Mr.
Smart was engaged to perform a review of corporate strategy and a review of the readiness of certain of the Company's high capacity drive projects. Mr. Smart was compensated $1,000 per day, an aggregate of $17,000 during the period from May 31, 1995 through July 10, 1995.